EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-49806, 333-89147, 333-67825, 333-35527, 333-14037, 333-30578, 333-104129 and
333-71442 on Form S-8 and No. 333-66934 on Form S-4 and No. 333-68334 on
Form S-3 of BE Aerospace, Inc. of our report dated May 30, 2003, appearing in this Annual Report on Form 11-K of BE Aerospace, Inc. Savings Plan for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP
Costa Mesa, California
June 28, 2003